UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2013

CYCLONE URANIUM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	0-17386 (Commission File Number)	88-0227654 (IRS Employer Identification #)

2186 S. Holly St., Suite 104 Denver, CO 80222 (Address of Principal Executive Office)

(303) 232-0292

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Insert former address of FWG

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 30, 2013 the Company entered into a financing arrangement with Perry L. Miller (the “Lender”), the proceeds of which were used to pay maintenance fees to the Bureau of Land Management.  The financing arrangement included the execution of the following documents:  Promissory Note Subscription Agreement (the “Subscription”), a Promissory Note (the “Note”), a Warrant to Purchase Stock (the “Warrant”), and a Pledge Agreement from the Company’s President and Chief Executive Officer, James Baughman (the “Pledge”).

In exchange for execution and delivery of the Note, Warrant and Pledge, the Lender loaned the Company $150,000.  The Note accumulates interest at a rate of 30% per annum and is payable on or before December 30, 2013.  In addition, the Note is secured under the Pledge by certain shares of common stock owned by James Baughman.  In addition, the Company issued a three year Warrant to Lender to purchase shares of Company common stock.

Item 3.02 Unregistered Sales of Equity Security

The Company issued the Note to the Lender.  As additional consideration for the Note, the Company issued the Warrant to Lender to purchase 5,000,000 shares of the Company’s common stock, exercisable at $0.02 per share for a period of three years.  The Note and Warrant were issued to the Lender in reliance on the exemption from registration contained in Rule 506 of Regulation D under the Securities Act of 1933.  No commissions or other remuneration were paid on the transaction.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLONE URANIUM CORPORATION

By:	/s/ James G. Baughman
James G. Baughman President and Chief Executive Officer

Dated:  September 6, 2013